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                                                                    EXHIBIT 10.2

                     TAX SHARING AND ALLOCATION AGREEMENT

                                 BY AND AMONG

                           FLAGSTAR COMPANIES, INC.,

                         FRD ACQUISITION CO., INC. and

                               FRI-M CORPORATION

                             AND ITS SUBSIDIARIES

          This Tax Sharing and Allocation Agreement (the "Agreement") is made as of May 23, 1996 by and among Flagstar Companies, Inc. ("Parent"), a Delaware corporation, FRD Acquisition Co., Inc. ("FRD" or "Subgroup Common Parent"), a Delaware corporation, and FRI-M Corporation, a Delaware corporation and a wholly-owned subsidiary of FRD ("FRI-M"), and those subsidiaries, direct and indirect, of FRI-M listed on Exhibit A hereto. As used in this Agreement, the terms "Subsidiary", "Subsidiaries," "Subgroup" and "Subgroup Member" shall have the meaning assigned to them in paragraph 2.

          Whereas, Parent, FRD, FRI-M and each Subgroup Member are currently a member of an affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code") of which Parent is the common parent corporation (the "Group");

          Whereas, the parties to this Agreement desire to establish a method for allocating the consolidated tax liability of the Subgroup among the Subgroup Members and for reimbursing Parent for the payment of such liability and for reimbursing the Subgroup in the event of Subgroup net operating losses;

          Now, Therefore, in consideration of the promises and the mutual agreements and covenants contained herein, the parties to this Agreement agree as follows:

     1.   The Consolidated Federal Income Tax Return.  Each Subgroup Member
          ------------------------------------------
          agrees to be included in, and Parent agrees to file, a consolidated Federal income tax return for the Group for each taxable year or period ("Applicable Period") in which Parent and each Subgroup Member are eligible to file consolidated returns as an affiliated group of corporations, as such term is defined in Section 1504 of the Code.

     2.   Subgroup Common Parent, Subgroup, Subsidiary and Subgroup Member.  For
          ----------------------------------------------------------------
          purposes of making the computations described herein, Subgroup Common Parent and all lower (with respect to Subgroup Common Parent) tier entities including FRI-M and the Subsidiaries listed in Exhibit A, (individually and collectively referred to as "Subsidiary" or "Subsidiaries"), in which Subgroup Common Parent has direct or indirect ownership shall be treated as an
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          affiliated group of corporations ("Subgroup"), the Common Parent of which is Subgroup Common Parent; provided, however, that Subgroup shall only include any Subsidiary to the extent that such Subsidiary meets the test of affiliation under Section 1504 of the Code as it would apply to such Subgroup. Subgroup Common Parent and each Subsidiary which is a member of the Subgroup shall sometimes be referred to individually as a "Subgroup Member".

     3.   Computation by Parent; Separate Return Principles.  For each
          -------------------------------------------------
          Applicable Period, Parent shall compute an estimated and an actual Federal income tax liability for Subgroup. For purposes of computing Subgroup's estimated and actual liabilities, Subgroup shall be treated as if it were a separate affiliated group of corporations which had filed a separate consolidated Federal income tax return for each Applicable Period (taking into account all limitations which would be applicable to Subgroup) and which was never affiliated with the Group. Such estimated and actual Federal income tax liability shall be computed in a manner consistent with the reporting of items of income, gain, loss, deduction, or credit attributable to the Subgroup on Parent's consolidated Federal income tax return; provided, however, that for purposes of computing such estimated and actual Federal income tax liability for Subgroup, all interest expense accrued on the Notes (as defined below) shall be deemed to be deductible for Federal income tax purposes in the taxable year that it accrues notwithstanding any limitations that may otherwise be imposed under section 163 of the Code.

     4.   Liability of Subgroup to Parent.
          -------------------------------

          (a)  Estimated Liability.  If Parent's good faith calculation under
               -------------------
               paragraph 3 with respect to Subgroup results in an estimated Federal income tax liability for Subgroup with respect to the Applicable Period, then, in that event, Subgroup Common Parent shall pay such computed estimated income tax liability to Parent in such amounts and at such times as Subgroup Common Parent would have been required to pay the Internal Revenue Service, if Subgroup were a separate affiliated group of corporations making separate estimated consolidated payments of tax and filing a separate consolidated tax return.

          (b)  Actual Liability.
               ----------------

               i)  Within 30 days following the filing of the tax return for each Applicable Period, Parent shall compute Subgroup's actual liability under paragraph 3.

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               ii)  If Subgroup's actual Federal income tax liability for the
                    Applicable Period exceeds the amount of Subgroup Common Parent's estimated tax payments to Parent for such Applicable Period in respect of such liability, then, in that event, Subgroup Common Parent shall pay to Parent the excess of its actual liability over its estimated tax payments for such Applicable Period. If Subgroup Common Parent's estimated tax payments to Parent for the Applicable Period exceed Subgroup's finally determined actual liability, the excess shall be refunded to Subgroup Common Parent.

               iii) If Parent's calculation with respect to Subgroup results in a net operating loss for the Applicable Period that could be carried back under the principles of Paragraph 3 and Sections 172 and 1502 of the Code and the regulations thereunder to periods of Subgroup with respect to which Subgroup Common Parent previously made payments to Parent pursuant to subparagraph (a) or (b)(ii) of this paragraph, then, in that event, Parent shall pay Subgroup Common Parent an amount equal to the tax refund to which Subgroup Common Parent would have been entitled (but not in excess of the aggregate amounts previously paid to Parent under subparagraph (a) as adjusted by subparagraph (b)(ii) of this paragraph with respect to the three preceding taxable years, reduced by the aggregate refunds paid to Subgroup under this subparagraph (b)(iii) with respect to such years) under the separate consolidated return principles of paragraph 3.

               iv) If Parent's calculation with respect to Subgroup results in a net operating loss for any Applicable Period that could not be carried back under the principles of Paragraph 3 and Sections 172 and 1502 of the Code and the regulations thereunder to periods of Subgroup with respect to which Subgroup Common Parent previously made payments to Parent pursuant to subparagraph (ii), then, in that event, such net operating loss shall be a net operating loss carryover to be used by Parent in computing Subgroup's Federal income tax liability pursuant to paragraph 3 for future taxable periods, under the law applicable to net operating loss carryovers in general, as such law applies to the relevant taxable period.

               v) Any adjustment other than a net operating loss carryback described in subparagraph (iii) or a net capital loss or credit

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                    carryback described in subparagraph (vii) of this paragraph, for whatever reason (including, without limitation, audits or amended returns), to any item affecting a calculation of tax liabilities under paragraph 3 and subparagraph (b) of this paragraph, shall be given effect by Parent in redetermining the amount payable by or due to Subgroup
                    Common Parent pursuant to this Agreement as if each adjustment were part of the original determination hereunder, including any interest that would be due to or from the Internal Revenue Service, under the separate consolidated return principles of paragraph 3 as a result of such adjustment.

               vi) Payments under subparagraphs 4(b)(ii) and(iii) shall be made on the date that Parent files the Group's consolidated Federal income tax return for the taxable year involved. Payments under subparagraph 4(b)(v) shall be made promptly (not later than 30 days) after the final determination of any adjustment to which subparagraph 4(b)(v) relates.

               vii) Principles similar to those of subparagraphs (iii) and (iv)
                    of this paragraph shall apply in the case of net capital loss and credit carryovers.

               viii)  Notwithstanding any contrary provision in
                    this Agreement, no payment shall be made by any member of Subgroup to Parent if it would violate the provisions of the Indenture (as defined below).

     5.   Allocation of Subgroup Liability among Members of the Subgroup.
          --------------------------------------------------------------
          Subgroup Common Parent may allocate its liability under this Agreement among Subgroup Members, provided, however, that such allocation of liability shall not relieve Subgroup Common Parent of the obligations set forth in this Agreement, and no member of the Subgroup other than Subgroup Common Parent may make payments directly to Parent.

     6.   Elections.  All elections relating to the filing of a consolidated
          ---------
          Federal income tax return which are required or are available (as well as elections applicable to the computation of Subgroup's estimated and actual liabilities under Paragraph 3) shall be made by Parent. Each Subsidiary shall execute such consents and other documents as are necessary in connection therewith.

          In making elections applicable to the computation of Subgroup's estimated and actual liabilities under Paragraph 3, Parent shall make such elections in a

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          reasonable manner so as to minimize the tax liability of Subgroup, provided, however, that such elections shall be consistent with the elections made and positions taken in computing the Group's actual Federal income tax liabilities for its Federal income tax returns.

     7.   Agency of Parent; Payments and Refunds.
          --------------------------------------

          Parent, as the common parent and agent of the Group, shall be responsible for, and shall pay, any consolidated Federal income tax liability of the Group, and, subject to the provisions hereof, has the sole right to any refunds from the Internal Revenue Service.

     8.   Reliance on Income Projections.  For purposes of making the estimated
          ------------------------------
          tax liability computations required by this Agreement, Parent may rely, to the extent reasonable, on the same income and loss projections it generally uses in its overall tax planning.

     9.   State and Local Income Tax Returns.  The provisions of this Agreement,
          ----------------------------------
          with such modifications as Parent shall reasonably determine necessary, shall apply in similar fashion to any consolidated, combined or unitary foreign, state or other local income tax returns which the Group may elect or be required to file.

     10.  Effective Term of this Agreement.  With respect to each Subgroup
          --------------------------------
          Member, this Agreement shall be effective for the Group's 1996 taxable period and all subsequent taxable periods until the date on which (i) such Subgroup Member ceases to be a member of the Group under applicable Federal law, (ii) the Group no longer remains in existence within the meaning of Treasury Regulation (S) 1.1502-75(a), (iii) the Group is no longer eligible to file, or is no longer eligible to join in the filing of, a consolidated return for Federal income tax purposes, or (iv) Subgroup Common Parent shall have discharged all obligations pursuant to its 12 1/2% Senior Notes due 2004 (the "Notes"), including discharge by virtue of defeasance pursuant to the Indenture dated as of May 23, 1996 (the "Indenture"). After such date, (i) Parent and such Subgroup Member, respectively, shall remain fully responsible for any payments either was required to make under this Agreement in respect of all computations regarding Applicable Periods during which such Subgroup Member was a member of the Group, and (ii) all other obligations of such Subgroup Member and Parent under this Agreement shall terminate unless otherwise agreed.

     11.  Purpose and Effect.  This Agreement is entered into by the parties
          ------------------
          solely in recognition of the mutual benefits resulting from filing a Federal (or state or

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          other local) consolidated tax return and may not be terminated or amended without the prior written consent of the holder or holders of the majority of the outstanding Notes. The respective amounts of tax liability allocated to Parent and each Subgroup Member for purposes of computing such corporations' earnings and profits for Federal (or state or other local) income tax purposes may differ from those determined in accordance with this Agreement. Furthermore, any amount treated for Federal (or state or other local) income tax purposes, on account of such a difference, as a contribution to capital or a distribution with respect to stock, or a combination thereof, as the case may be, shall be treated as a contribution to capital, a distribution with respect to stock, or a combination thereof, solely for Federal (or state or other local) income tax purposes.

     12.  Binding Agreement.  This Agreement shall be binding upon and inure to
          -----------------
          the benefit of the parties hereto and their respective successors and assigns.

          In Witness Whereof, the parties first listed above have executed this Agreement by authorized officers thereof as of the date first above written.



                              FLAGSTAR COMPANIES, INC.



                              By  /s/ Ronald B. Hutchison
                                ____________________________



                              FRD ACQUISITION CO., INC.



                              By  /s/ Ronald B. Hutchison
                                ____________________________



                              FRI-M CORPORATION



                              By  /s/ Ronald B. Hutchison
                                ____________________________

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                                   EXHIBIT A
                                   ---------

COMPANY                                  STATE OF INCORPORATION

FRI-FRD Corporation                      Delaware

FRI-NA Corporation                       Delaware

FRI-J Corporation                        Delaware

FRI-DHD Corporation                      Delaware

FRI-C Corporation                        Delaware

jojos Restaurants, Inc.                  California

Far West Concepts, Inc.                  California

Carrows Restaurants, Inc.                California

Carrows California Family
 Restaurants, Inc.                       Delaware

CFC Franchising Company                  Delaware

jojos California Family
 Restaurants, Inc.                       Delaware

Coco's Restaurants, Inc.                 California

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